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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this 8-K/A Amendment No. 2 of our report dated December 12, 1997 (the "Report"). We also hereby consent to incorporation of the Report in the Company's previously filed Registration Statements, File Nos. 33-92438, 333-85452, 333-38557 and 333-42279.

ARTHUR ANDERSEN LLP

January 6, 1998